Exhibit 10.5

Supplement to the Consulting Agreement of Dr. David Zacut

At the General Meeting of Shareholders of Brainsway Ltd. (the “Company”) that took place on April 5, 2011, it was resolved to approve an amendment to the terms of consultancy of Dr. David Zacut, a consultant to the Company and Chairman of the Board of Directors of the Company, so that the consulting agreement between Dr. Zacut and the Company’s wholly-owned subsidiary, Brain Research and Development Services Ltd., shall be extended indefinitely, with each side being entitled to terminate the agreement upon 60 days prior written notice.  In addition, it was resolved to approve an increase in Dr. Zacut’s gross monthly consulting fee to NIS 25,000 (total monthly cost for the Company). All of the other terms of the consulting agreement between Dr. Zacut and Brain Research and Development Services Ltd. will remain unmodified.

Brain Research and Development Services Ltd.
Brainsway Ltd.

/s/ Uzi Sofer	/s/ David Zacut
By: Uzi Sofer, CEO	Dr. David Zacut

CONSULTING AGREEMENT

This Consulting Agreement is made on 3/04, 2006 between Brain Research and Development Services Ltd., a company organized under the laws of the state of Israel, having its principal place of business at 15 Harechavim St., Jerusalm, Israel 93462, or any of its subsidiaries or affiliates (the “Company”), and Dr. David Zacut (the “Consultant”) having its principal place of business at ___________.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.
Performance of Services. The Consultant agrees to perform the services for the Company described in Appendix A (the “Services”) during the period specified in Appendix A, unless sooner terminated as provided in this Agreement. Subject to terms and conditions of this Agreement, the Consultant will be paid for those Services ordered and approved by Company as described in Appendix A.

2.
Payment; Reporting. The Consultant agrees to submit to the Company monthly invoices with a brief description of the work performed, total time expended and amounts due to the Consultant at the end of each month. The Company shall pay such invoices within 30 days of the end of the month the invoices were actually received.

3.
Confidential Information. The Consultant agrees that the results of the Services and all information furnished to the Consultant by the Company concerning Company, its products or activities, including without limitation the terms of the Consultant’s compensation under this Agreement.

4.	Property Rights.

a.
The Consultant agrees to promptly make complete, written disclosure to the Company of each invention, discovery, design or improvement, whether patentable or not, conceived or first actually reduced to practice, including any intellectual property rights underlying the same solely or jointly, by the Consultant or its employees or agents in the performance of the Services (the “Invention(s)”). The Consultant hereby assigns to the Company and its successors all Inventions, whether or not patent applications are filed with them. The Consultant agrees to take all acts necessary and proper to protect the Company’s property rights to such Inventions.

b.
At the request and expense of the Company, the Consultant shall cause patent applications to be filed in countries selected by the Company, shall give all assistance required in connection with the preparation and prosecution of any such patent applications and shall cause to be executed all assignments and other instruments and documents as the Company may consider necessary or appropriate to carry out the intent of this Section.

c.
To the extent permitted by law, the parties hereby expressly agree that any works resulting from performance of the Services shall be “works for hire” as defined in the under applicable national and international copyright law. The Consultant hereby assigns to the Company and its successors and assigns all of the Consultant’s rights title, interests, and copyright therein to the extent such works result from performance of the Services.

5.
Conflicts of Interest. The Consultant certifies that it has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude the Consultant from complying with the provisions hereof, and further certifies that it will not, during the term of this Agreement and for a period of twenty four months thereafter, compete in any manner, directly or indirectly, with the business of the Company or provide any services to any third party which competes, directly or indirectly, with the Company. The Consultant shall not recruit or hire any employee of the Company during the term of this Agreement and for eighteen months thereafter.

6.	Status of the Consultant; Insurance and other Compliance.

a.
The Consultant is an independent contractor and elected to provide the Services to the Company as an independent contractor. The Consultant shall be solely responsible for payment of its taxes and payment of its employees and independent contractors, including payment of applicable Social Security, Health Insurance and other legal requirements. Nothing in this Agreement shall be interpreted or construed as creating or establishing a relationship of employer and employee relation between the Company and the Consultant.

	b.	At all times the Consultant shall comply with all and any applicable law and regulation.

c.
For the avoidance of doubt, the Consultant hereby waive any claim and/or demand, regarding services provided by the Consultant to the Company prior to the commencement date of this Agreement, Further, the Consultant hereby declares that the he had received from the Company full remuneration for past provided services.

7.	No Assignment. The Consultant shall not assign or transfer this Agreement without the prior written consent of the Company, and any such prohibited assignment or transfer shall be null and void.

8.	General.

a.
This Agreement shall be governed by and construed in accordance with the laws of the State of Israel (excluding conflicts of law principles). The parties hereby irrevocably submit to the exclusive jurisdiction of the appropriate Courts in Tel-Aviv, Israel in any suit, action or proceeding pertaining to this Agreement. This Agreement and its Appendices constitutes the complete and exclusive statement of the agreement between the parties concerning the subject matter of this Agreement and supersedes any and all agreements either oral or written between the parties hereto with respect to the matter hereof.

b.
In the event that any of the provisions contained in this Agreement are held not to be enforceable, the remainder of this Agreement shall be enforceable in accordance with its terms. Provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

c.
The failure by any party to exercise any right hereunder shall not operate as a waiver of such party’s right to exercise such right or any other right in the future. No representation or promise relating to and any amendment of this Agreement shall be binding unless it is made in writing and signed by both parties.

d.
Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing, by fax or by registered mail, postage prepaid with receipt acknowledgement. Mailed or faxed notices shall be addressed to the parties at the addresses appearing in the preamble paragraph of this Agreement, but each party may change such address by written notice to the other party in accordance with this paragraph. Notices delivered personally or by fax will be deemed communicated as of actual receipt. Mailed notices will be deemed communicated as of two days after mailing.

David Zacut
Brain Research and Development Services Ltd.		David Zacut

[OR]
Authorized Signature

C.E.O
Printed Name/ Title		Printed Name/ Title

APPENDIX A

DESCRIPTION OF SERVICES:
(Attach additional sheets if necessary)

The Consultant shall perform the duties of an active chairman of the Company’s Board of Directors.

COMMENCEMENT PATE OF SERVICES:
1.5.2006

CONCLUSION DATE OF SERVICES:

N/A

DESCRIPTION OF CONSULTANT’S PAYMENT:
(Attach additional sheets if necessary)

The Consultant shall be entitled to receive from the Company a monthly global payment in NIS equal to 2000 $ US.

[TESTS AND EVALUATIONS:]
(Attach additional sheets if necessary)

FIRST AMENDMENT TO THE CONSULTING AGREEMENT

This Amendment to the Consulting Agreement is made on May 9, 2006 between Brain Research and Development Services Ltd., a company organized under the laws of the state of Israel, having its principal place of business at 15 Harechavim St., Jerusalm, Israel 93462, or any of its subsidiaries or affiliates (the “Company”), and Dr. David Zacut (the “Consultant”) having its principal place of business at_____.

WHEREAS, the parties entered into a consultant agreement on April 3, 2006 (the “Consulting Agreement”).

WHEREAS, the parties now wish to change certain provisions of the Consulting Agreement as follows.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.
Notwithstanding anything to contrary in the Consulting Agreement and any appendices therewith, the term of the Consulting Agreement shall be five (5) years as of the Commencement Date of Services unless terminated earlier by either party in a thirty (30) days prior written notice.

2.	Any capitalized terms used herein that was not ascribed a meaning herein shall have the same meaning ascribed to it in the Consulting Agreement.

3.	All other provisions of the Consulting Agreement shall remain intact and unchanged by this Amendment.

Brain Research and Development Services Ltd.

Uzi Sofer	David Zacut
Printed Name/ Title